EXHIBIT 4.1


                          SECURITIES PURCHASE AGREEMENT


                                   dated as of


                                  July 18, 2000


                                 by and between


                  American International Petroleum Corporation
                                 as the Issuer,


                                       and


                      GCA Strategic Investment Fund Limited

                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS.............................................................................2
         Section 1.1  Definitions...................................................................2
         Section 1.2  Accounting Terms and Determinations..........................................10

ARTICLE II. PURCHASE AND SALE OF SECURITIES........................................................10
         Section 2.1  Purchase and Sale of Series A Preferred Shares...............................10
         Section 2.2  Purchase Price...............................................................10
         Section 2.3  Closing and Mechanics of Payment.............................................10
         Section 2.4  Terms of Commitment and Subsequent Takedowns.................................10

ARTICLE III.  CERTAIN OBLIGATIONS OF THE COMPANY...................................................12
         Section 3.1  Mandatory Payments...........................................................12
         Section 3.2  Payment of Certain Amounts...................................................13

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES........................................................14
         Section 4.1  Organization and Qualification...............................................14
         Section 4.2  Authorization and Execution..................................................14
         Section 4.3  Capitalization ..............................................................15
         Section 4.4  Governmental Authorization...................................................15
         Section 4.5  Issuance of Shares...........................................................16
         Section 4.6  No Conflicts.................................................................16
         Section 4.7  Financial Information........................................................16
         Section 4.8  Litigation...................................................................17
         Section 4.9  Compliance with ERISA and other Benefit Plans................................17
         Section 4.10  Environmental Matters.......................................................18
         Section 4.11  Taxes.......................................................................18
         Section 4.12  Investments, Joint Ventures.................................................18
         Section 4.13  Not an Investment Company...................................................18
         Section 4.14  Full Disclosure.............................................................18
         Section 4.15  No Solicitation; No Integration with Other Offerings........................18
         Section 4.16  Permits.....................................................................19
         Section 4.17  Leases......................................................................19
         Section 4.18  Absence of Any Undisclosed Liabilities or Capital Calls.....................19
         Section 4.19  Public Utility Holding Company..............................................19
         Section 4.20  Intellectual Property Rights................................................19
         Section 4.21  Insurance...................................................................19
         Section 4.22  Title to Properties.........................................................20
         Section 4.23  Internal Accounting Controls................................................20
         Section 4.24  Year 2000 Compliance........................................................20

         Section 4.25  Foreign Practices...........................................................21

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................21
         Section 5.1  Purchaser....................................................................21

ARTICLE VI.  CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES........................................22
         Section 6.1  Conditions Precedent to Purchaser's Obligations to Purchase..................22
         Section 6.2  Conditions to the Company's Obligations......................................24

ARTICLE VII.  AFFIRMATIVE COVENANTS................................................................25
         Section 7.1  Information..................................................................25
         Section 7.2  Payment of Obligations.......................................................26
         Section 7.3  Maintenance of Property; Insurance...........................................26
         Section 7.4  Maintenance of Existence.....................................................26
         Section 7.5  Compliance with Laws.........................................................26
         Section 7.6  Inspection of Property, Books and Records....................................26
         Section 7.7  Investment Company Act.......................................................26
         Section 7.8  Use of Proceeds..............................................................27
         Section 7.9  Compliance with Terms and Conditions of Material Contracts...................27
         Section 7.10 Reserved Shares and Listings.................................................27
         Section 7.11 Transfer Agent Instructions..................................................28
         Section 7.12 Maintenance of Reporting Status; Supplemental Information....................28
         Section 7.13 Form D; Blue Sky Laws........................................................28
         Section 7.14 Purchaser Acknowledgment.....................................................28

ARTICLE VIII.  NEGATIVE COVENANTS..................................................................29
         Section 8.1  Reserved.....................................................................29
         Section 8.2  Transactions with Affiliates.................................................29
         Section 8.3  Merger or Consolidation......................................................29
         Section 8.4  Limitation on Asset Sales....................................................29
         Section 8.5  Restrictions on Certain Amendments...........................................30
         Section 8.6  Prohibition on Discounted Equity Offerings; Registration Rights..............30
         Section 8.7  Limitation on Stock Repurchases..............................................31
         Section 8.8  Limitations on Financings Until Closing......................................31
         Section 8.9  Short Sales..................................................................31

ARTICLE IX.  RESTRICTIVE LEGENDS...................................................................31
         Section 9.1  Restrictions on Transfer.....................................................31
         Section 9.2  Notice of Proposed Transfers.................................................31

ARTICLE X.  ADDITIONAL AGREEMENTS AMONG THE PARTIES................................................32
         Section 10.1 Reserved.....................................................................32

         Section 10.2  Reserved....................................................................32
         Section 10.3  Reserved....................................................................32
         Section 10.4  Registration Rights.........................................................32
         Section 10.5  Restriction on Issuance of Securities.......................................33

ARTICLE XI.  CONVERSION PRICE ADJUSTMENTS..........................................................34
         Section 11.1  Preferred Shares............................................................34
         Section 11.2  Warrants....................................................................34

ARTICLE XII.  MISCELLANEOUS........................................................................34
         Section 12.1  Notices.....................................................................34
         Section 12.2  No Waivers; Amendments......................................................34
         Section 12.3  Indemnification.............................................................35
         Section 12.4  Expenses:  Documentary Taxes................................................37
         Section 12.5  Payment.....................................................................37
         Section 12.6  Successors and Assigns......................................................37
         Section 12.7  Brokers.....................................................................37
         Section 12.8  New York Law; Submission to Jurisdiction; Waiver of Jury Trial;
                   Appointment of Agent............................................................37
         Section 12.9  Entire Agreement............................................................38
         Section 12.10 Survival; Severability......................................................38
         Section 12.11 Title and Subtitles.........................................................38
         Section 12.12 Reporting Entity for the Common Stock.......................................38
         Section 12.13 Publicity...................................................................38
         Section 12.14 Powers and Remedies Cumulative..............................................39

                    LIST OF SCHEDULES

Schedule 4.3    Capitalization
Schedule 4.7    Financial Information
Schedule 4.8    Litigation
Schedule 4.12   Investments, Joint Ventures
Schedule 7.8    Use of Proceeds
Schedule 8.2    Transactions with Affiliates

                                LIST OF EXHIBITS

Exhibit A          Certificate of Designations
Exhibit B          Form of Registration Rights Agreement
Exhibit C          Form of Solvency Certificate
Exhibit D          Form of Officer's Certificate
Exhibit E          Form of Escrow Agreement
Exhibit F          Form of Opinion

                          SECURITIES PURCHASE AGREEMENT

     AGREEMENT, dated as of July 18, 2000, between American International Petroleum Corporation (the "Company") and GCA Strategic Investment Fund Limited ("Purchaser").

                                R E C I T A L S:

     WHEREAS, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase from the Company, up to the greater of (i) shares of the Company's Series A Convertible Preferred Stock, .01 par value per share (the "Series A Preferred Stock") equal in value to $10,000,000.00, (the "Dollar Commitment Amount") or (ii) the number of Series A Preferred Shares into which the total number of registered common hares represented in the Company's shelf registration statement relating to the Company's Series A Preferred Stock required to be filed pursuant to this Agreement are convertible (the "Commitment Amount"), with terms and conditions as set forth in the form of Certificate of Designations for the Series A Preferred Stock attached hereto as Exhibit A;

     WHEREAS, the Series A Preferred Stock will be convertible into shares of the Company's common stock, $.08 par value per share (the "Common Stock");

     WHEREAS, Purchaser will have certain registration rights with respect to such shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued pursuant to this Agreement (the "Preferred Conversion Shares") as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B;

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "Agreement"  means  this  Securities   Purchase   Agreement,   as  amended,
supplemented or otherwise modified from time to time in accordance with its terms.

     "Asset Sale" has the meaning set forth in Section 8.4.

     "Balance Sheet Date" has the meaning set forth in Section 4.7.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "Benefit Plans" has the meaning set forth in Section 4.9(b).

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 331/3% or more of the outstanding shares of Common Stock of the Company; (ii) any sale or other disposition (other than by reason of death or disability) to any Person by any executive officers and/or employee directors of the Company within ten Trading Days following the Closing or any Subsequent Takedown Closing; (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

     "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

     "Closing Date" means the date on which all of the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied and 1,250 shares of Series A Preferred Stock and the Commitment Warrant are issued by the Company to Purchaser.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "Commitment Warrant" shall have the meaning set forth in Section 2.1.

     "Common Stock" means common stock, $.08 par value per share, of the Company.

     "Company" means American International Petroleum Corporation, a Nevada corporation, and its successors.

     "Company Corporate Documents" means the articles of incorporation and bylaws of the Company.

     "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

     "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of the shares of Series A Preferred Stock by the holder thereof to the Company.

     "Conversion Price" has the meaning set forth in the terms of the Series A Preferred Stock.

     "Conversion Shares" means the Preferred Conversion Shares and the Warrant Shares, collectively.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Fee" has the meaning set forth in Section 10.4.

     "Derivative Securities" has the meaning set forth in Section 8.6.

     "Discounted Equity Offerings" has the meaning set forth in Section 8.6.

     "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expense Reimbursement Fee" has the meaning set forth in Section 13.4.

     "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

     "GAAP" has the meaning set forth in Section 1.2.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "Intellectual Property" has the meaning set forth in Section 4.20.

     "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Listing Applications" has the meaning set forth in Section 4.4.

     "LKB Warrants" the aggregate number of warrants issuable to LKB Financial, LLC pursuant to Section 12.7 of this Agreement.

     "Majority Holders" means (i) as of the Closing Date, Purchaser and (ii) at any time thereafter, the holders of more than 50% of the outstanding Series A Preferred Stock at such time.

     "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "Maximum Number of Shares" shall mean that percentage of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination that the Company may issue without shareholder approval under the applicable rules of the National Market or equivalent entity, or such greater number of shares as the shareholders of the Company may have previously approved.

     "NASD" has the meaning set forth in Section 7.10.

     "Nasdaq  Stock  Market"  means the Nasdaq Stock  Market's  National  Market
System.

     "National Market" means the Nasdaq Stock Market, the Nasdaq Small Cap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc..

     "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

     "Notice of Conversion" means the notice to be delivered by a holder of Series A Preferred Shares upon conversion of all or a portion thereof to the Company.

     "Notice of Exercise" means the notice to be delivered by a holder of the LKB Warrants upon exercise of all or a portion thereof to the Company.

     "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit D attached hereto.

     "OTC Bulletin Board" means the over-the-counter bulletin board operated by the NASD.

     "Other Taxes" has the meaning set forth in Section 3.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

     "Permitted Financings" has the meaning set forth in Section 10.5.

     "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA group for employees of the Person which was at such time a member of the ERISA Group.

     "Purchase  Price" means the purchase  price for the Securities set forth in
Section 2.2 hereof.

     "Purchaser" means the entity listed on the signature page hereto and its successors and assigns, including holders from time to time of the Series A Preferred Shares.

     "Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

     "Registrable Securities" has the meaning set forth in Section 10.4(a).

     "Registration Default" has the meaning set forth in Section 10.4(d).

     "Registration Statement" has the meaning set forth in Section 10.4(b).

     "Registration Rights Agreement" means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in Exhibit B attached hereto.

     "Required Effectiveness Date" has the meaning set forth in Section 10.4(b).

     "Reserved Amount" has the meaning set forth in Section 7.10(a).

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

     "SEC Reports" has the meaning set forth in Section 7.1(a).

     "Securities" means the Series A Preferred Shares, the Commitment Warrant, the LKB Warrants, the Preferred Conversion Shares and the Warrant Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Shares" means the Company's Series A Preferred Stock issuable pursuant to this Agreement.

     "Solvency Certificate" shall mean a certificate executed by the treasurer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Series A Preferred Shares and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of Exhibit C attached hereto.

     "Subsequent Takedown Closing" has the meaning set forth in Section 3.1.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

     "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

     "Taxes" has the meaning set forth in Section 3.2.

     "Trading Day" shall mean any Business Day in which the OTC Bulletin Board, National Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

     "Transaction   Agreements"   means  this  Agreement,   the  Certificate  of
Designations, the Registration Rights Agreement, and the other agreements contemplated by this Agreement.

     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

                   ARTICLE II. PURCHASE AND SALE OF SECURITIES

     Section 2.1 Purchase and Sale of Series A Preferred Shares.

          (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Series A Preferred Shares up to the aggregate Commitment Amount.

          (b) Purchaser shall acquire Series A Preferred Shares on the Closing Date equal in value to One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00).

          (c) As an inducement to Purchaser for purchasing the Commitment Amount of the Company's Series A Preferred Shares, the Company shall issue to Purchaser, on the Closing Date, a warrant to purchase 200,000 shares of the Company's Common Stock (the "Commitment Warrant"). The Commitment Warrant shall have a five year term and an exercise price equal to 105% of the Closing Bid Price of the Common Stock on the Closing Date.

     Section 2.2 Purchase Price. The purchase price for the Series A Preferred Shares on the Closing Date and at any Subsequent Takedown (as defined herein) shall be $1,000.00 per share of Series A Preferred Stock. Therefore, the aggregate consideration payable by Purchaser to the Company for the Series A Preferred Shares on the Closing Date shall be One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) (the "Purchase Price") in exchange for the issuance of 1,250 shares of Series A Preferred Stock.

     Section 2.3 Closing and Mechanics of Payment.

          (a) The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds on or before 5:00 p.m. (EST).

          (b) The Series A Preferred Shares, the Commitment Warrant and LKB Warrants issued on the Closing Date shall be dated the Closing Date.

     Section 2.4 Terms of Commitment and Subsequent Takedowns.

          (a) Commitment Term. Purchaser's commitment to purchase the Commitment Amount of Series A Preferred Stock from the Company, subject to the terms and conditions set forth herein, shall expire on the first anniversary of the Closing Date (the "Commitment Term"); provided, however, the Company shall have the option to extend the term of the commitment for an additional 12 months by giving written notice to Purchaser of its intention to exercise such option not less than 60 days prior to the expiration of the Commitment Term. Upon the exercise of such option, the Commitment Amount for such additional twelve-month period shall be equal to the greater of (i) shares of the Company's Series A Preferred stock equal in value to $8,000,000.00 ( the "Renewed Dollar Commitment Amount") or (ii) the number of shares of Series A Preferred Stock into which the total number of registered common shares represented in the Company's shelf registration statement required to be filed and effective pursuant to this Agreement are convertible (the "Renewed Commitment Amount"). The Company may, at its option, terminate the Commitment, including the Renewed Commitment Amount at any time; provided, however, the Company shall issue to Purchaser upon termination a warrant to purchase such number of shares of Common Stock equal to (x) .015 multiplied by (y) the Dollar Commitment Amount plus the Renewed Dollar Commitment Amount, if applicable, less the sum of the Initial Takedown Amount plus all Subsequent Takedown Amounts paid by Purchaser prior to the date of such termination, as applicable on the date of termination, divided by $1.00 (the "Termination Warrants"). The Termination Warrants shall have a five year term and an exercise price equal to 105% of the Closing Bid Price of the Common Stock on the date of such termination.

          (b) Subsequent Takedown Period. Until the Commitment Term expires, following the earlier of (i) the 20th Trading Day after the effective date of the Registration Statement (in the case of the first draw on the Commitment Amount by the Company following the Closing Date (a "Takedown") and the 20th Trading Day after the immediately preceding Takedown (in the case of all Subsequent Takedowns, together known as "Subsequent Takedowns") or (ii) conversion by Purchaser of the Series A Preferred Shares purchased in the immediately preceding Takedown, the Company, at its sole option, may request Purchaser to purchase additional amounts of the unused Commitment Amount.

          (c) Subsequent Takedown Amounts.

               (i) The minimum amount the Company may request in any Subsequent Takedown shall be a dollar amount equal to the product of the formula of:

     Subsequent Takedown Amount = [(V multiplied by P) multiplied by 2.5%].

Where V is equal to the weighted  average trading volume of the Common Stock for
(A) the total of the 20 Trading Days or (B) the total number of Trading Days elapsed between Subsequent Takedowns, as applicable, and P is equal to the weighted average sale price of the Common Stock for (x) the 20 Trading Day period or (y) the number of Trading Days elapsed between Takedowns, as applicable (the "Minimum Subsequent Takedown Amount").

               (ii) The maximum amount the Company may request in any Subsequent Takedown is $1,250,000, unless the Company and Purchaser agree in writing to increase such amount (the "Maximum Subsequent Takedown Amount").

               (iii) The Company shall provide Purchaser a minimum of 20 business days prior written notice of its intention to effect a Takedown.

          (e) Additional Takedown Limits.

               (i) In no event shall the Purchaser (or any "group" as such term is defined in Rule 13d-3 of the Exchange Act of which Purchaser may be deemed as a member) receive Conversion Shares, upon the issuance of any Common Stock as a result of a Takedown, if, immediately after giving effect to such issuance, the Purchaser (or group) would beneficially own in excess of 4.99% of the Common Stock then outstanding. This provision will not be effective following an Event of Default which remains uncured for a period of 10 days.

               (ii) In no event shall a Subsequent Takedown be effected if the issuance of the Series A Preferred Shares pursuant to such Subsequent Takedown will cause the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares or issued pursuant to this Agreement in the aggregate, to exceed 19.9% of the number of outstanding shares of Common Stock on such date, unless the issuances have been approved by the shareholders of the Company.

          (f) Subsequent Takedown Fees. In the event: a Subsequent Takedown is not consummated within 33 calendar days following the immediately preceding Subsequent Takedown, the Company shall pay a fee to the Purchaser equal to two percent (2%) of the Maximum Subsequent Takedown Amount ("Subsequent Takedown Fee"). The Company shall pay additional Subsequent Takedown Fees equal to the sum of the immediately preceding Subsequent Takedown Fee plus $30,000 ("Additional Takedown Fee") for each additional 30 calendar day period a Subsequent Takedown Closing does not occur. Notwithstanding the foregoing, the Company shall not be obligated to pay any Subsequent Takedown Fee upon the occurrence of any events limiting the Company's ability to consummate a Subsequent Takedown as described in Section 2.4(e)(ii) hereof.

                 ARTICLE III. CERTAIN OBLIGATIONS OF THE COMPANY

     Section 3.1 Mandatory Payments. Upon the Closing and at each Subsequent Takedown closing (a "Subsequent Takedown Closing"), the Company shall pay to Purchaser an amount equal to 25% of the Takedown Amount, which payment shall constitute a payment on the Company's $3,000,000 Principal Amount 7% Bridge Note due November 28, 2000 held by Purchaser (the "7% Note"), until all outstanding amounts of principal and accrued interest on the 7% Note have been paid by the Company.

Section 3.2 Payment of Certain Amounts.

          (a) Any and all payments by the Company hereunder or under the Series A Preferred Shares to Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Series A Preferred Shares (i) the holders of the Series A Preferred Shares subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Series A Preferred Shares to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; (iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (i) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

          (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security.

          (c) The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.2) paid by Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

          (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

          (e) Purchaser shall provide to the Company a form W-8, stating that it is a non- U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to Purchaser, as of the Closing Date and again at the closing of each Subsequent Takedown, the following:

     Section 4.1 Organization and Qualification. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

     Section 4.2 Authorization and Execution.

               (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

               (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required, except pursuant to the limitations set forth in Section 2.4(e)(ii).

               (c) This Agreement has been duly executed and delivered by the Company.

               (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

     Section 4.3 Capitalization . As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto and except as set forth on Schedule 4.3 no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule
4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Series A Preferred Shares or Conversion Shares. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     Section 4.4 Governmental Authorization. The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect,
(c) listing applications ("Listing Applications") to be filed with the OTC Bulletin Board or the National Market relating to the Conversion Shares of Common Stock issuable upon conversion of the Series A Preferred Shares and upon exercise of the LKB Warrants and Commitment Warrant, and (d) the filing of a "Form D" as described in Section 7.13 below.

     Section 4.5 Issuance of Shares. Upon conversion in accordance with the terms of the Series A Preferred Shares and exercise of the Commitment Warrant and the LKB Warrants, the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other shareholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares could dilute the ownership interests of other shareholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series A Preferred Shares and exercise of the Commitment Warrant and the LKB Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company, except pursuant to the limitation in Section 2.4(e)(ii).

     Section 4.6 No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations,  orders,  restrictions  and all  other  legal  requirements  of any
domestic  or  foreign   government  or  any   instrumentality   thereof   having
jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

     Section 4.7 Financial Information. Since March 31, 2000 (the "Balance Sheet Date"), there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries for the periods ending December 31, 1999, and March 31, 2000, respectively, and the related consolidated statements of income, changes in shareholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except  as  indicated  therein,  (i)  complied  in all  material  respects  with applicable accounting requirements and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent.

     Section 4.8 Litigation. Except as set forth in the SEC Reports, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

     Section 4.9 Compliance with ERISA and other Benefit Plans.

     (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

     (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

     Section 4.10 Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

     Section 4.11 Taxes. All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

     Section  4.12  Investments,  Joint  Ventures.  Other  than as set  forth in
Schedule 4.12, the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

     Section 4.13 Not an Investment Company. Neither the Company nor any Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.

     Section 4.14 Full Disclosure. The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     Section 4.15 No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser and the Halifax Fund, which has a contractual right of first refusal with respect to the Series A Preferred Stock and which has not exercised such right) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act.

     Section 4.16 Permits. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

     Section 4.17 Leases. Neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $250,000 or to any operating lease with an aggregate annual rental greater than $250,000 during the life of such lease.

     Section 4.18 Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.19 Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

     Section 4.20 Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

     Section 4.21 Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

     Section 4.22 Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens.

     Section 4.23 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements' general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 4.24 Year 2000 Compliance.

     (a) Computer and Other Systems. (i) All software programs and computer hardware that are owned, leased or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Computer Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (ii) all other operational systems that use software or equipment that are owned, leased, or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Other Systems"), are designated to be used prior to, during or after the calendar year 2000 A.D., including leap years; (iii) the Computer systems and Other Systems will properly operate during each such period without error or degradation of performance caused by a lack of Year 2000 Capabilities; and (iv) the Computer Systems and Other Systems will properly operate during each such period without requiring intervention or modification to Date Data.

     (b) Capabilities of Suppliers, Vendors and Landlords. To the best of the Company's knowledge after specific inquiry of all of its material suppliers, vendors and landlords, the Company and each Subsidiary will not suffer a loss from interruption or cessation of business operations, in whole or in part, as a result of such suppliers, vendors or landlords failing to provide materials, labor, supplies or access to leased space for the operation of the Company and each Subsidiary as a result of such suppliers or vendors not having Year 2000 Capabilities.

     (c) Capabilities. For purposes of this Agreement, (x) "Year 2000 Capabilities" means the ability to: (i) manage and manipulate data involving dates, including single century formulas and multi-century formulas, in a manner that will not cause an abnormally ending scenario or generate incorrect values or invalid results involving such dates; (ii) include the indication of proper century dates in all date-related user interface functions and date fields; and
(iii) operate with proper century dates in date-related software or hardware interface functions; and (y) "Date Data" means any existing data or input of date which includes an indication of or reference to date.

     Section  4.25  Foreign  Practices.  Neither  the  Company  nor  any  of its
Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.

             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 5.1 Purchaser. Purchaser hereby represents and warrants to the Company that:

          (a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of Purchaser's property shall at all times be and remain within its control;

          (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant thereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

          (c) this Agreement has been duly executed and delivered by Purchaser;

          (d) the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

          (e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

          (f) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i)
     applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

          (g) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Purchaser is capable of bearing the economic risks of such investment;

          (h) Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser's ability to rely thereon;

          (i) no part of the source of funds used by Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest; and

          (j) Purchaser is a corporation organized under the laws of Bermuda.

           ARTICLE VI. CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

     Section 6.1 Conditions Precedent to Purchaser's Obligations to Purchase. The obligation of Purchaser hereunder to purchase the Series A Preferred Shares at the Closing and at each Subsequent Takedown Closing is subject to the satisfaction, on or before the Closing Date and the date of each Subsequent Takedown Closing (each a "Subsequent Takedown Closing Date"), of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

          (a)  The  Company  shall  have  duly  executed  this  Agreement,   the
     Commitment Warrant (upon the Closing Date only), the LKB Warrant, the Registration Rights Agreement, and delivered the same to Purchaser;

          (b) The Company shall have delivered to Purchaser duly executed certificates representing the Series A Preferred Shares in accordance with
     Section 2.3 hereof and the Commitment Warrant (upon the Closing Date only);

          (c) The Company shall have delivered the Solvency Certificate;

          (d) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date and each Subsequent Takedown Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date and each Subsequent Takedown Closing Date. Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date and each Subsequent Takedown Closing Date, to the foregoing effect, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit D;

          (e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Agreements;

          (f) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

          (g) No law or regulation shall have been imposed or enacted that could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed could reasonably have any such effect;

          (h) Purchaser shall have received an opinion, dated the Closing Date and each Subsequent Takedown Closing Date, of counsel to the Company, in substantially the form of Exhibit F;

          (i) All fees and expenses due and payable by the Company on or prior to the Closing Date and each Subsequent Takedown Closing Date shall have been paid;

          (j) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser and the Company shall have delivered to Purchaser the Certificate of Designations of the Series A Preferred Stock certified by the Secretary of State of Nevada;

          (k) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since March 31, 2000;

          (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or Purchaser hereunder;

          (m) The Registration Statement relating to the Commitment Amount or the Renewed Commitment Amount, as applicable, shall have been declared effective by the Commission;

          (n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, which Purchaser reasonably deems material in connection with the purchase of the Securities;

          (o) LKB shall have confirmed receipt of the LKB Warrant;

          (p) Receipt of an accountant's "comfort letter" or "agreed upon procedures letter" if applicable;

          (q) Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as required by the Transaction Agreements;

          (r) An Escrow Agreement, substantially in the form of Exhibit E, by and between the Company and Purchaser, and accepted by the Law Offices of Kim T. Stephens as escrow agent (the "Escrow Agent"), shall have been duly executed by the said parties.

          (s) Company  shall have  delivered  to  Purchaser  the Use of Proceeds
     Schedule 7.8.

          (t) The Company's Common Stock shall be listed and traded on a National Market or the OTC Bulletin Board.


     Section 6.2 Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Securities to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date and at each Subsequent Takedown Closing Date, of the following conditions:

          (a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

          (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

          (c) Upon the Closing Date only, receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser;

          (d) The Company shall have received payment of Purchase Price, less the Expense Reimbursement Fee.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

     The Company and Purchaser, as applicable, hereby agree that, from and after the date hereof for so long as any Series A Preferred Shares remain outstanding and for the benefit of each other;

     Section 7.1 Information. The Company will deliver to each holder of the Series A Preferred Shares:

          (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports of Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission (collectively, "SEC Reports");

          (b) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

          (c) at least two (2) Business Days prior to the consummation of any Financing or other event requiring a repayment of the Series A Preferred Shares under Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

          (d)  notice  promptly  upon the  occurrence  of any event by which the
     Reserved Amount becomes less than the number of Conversion Shares to be registered pursuant to the Registration Statement relating to the Commitment Amount or the Renewed Commitment Amount, as applicable;

          (e) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

     Section 7.2 Payment of Obligations. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     Section 7.3 Maintenance of Property; Insurance. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

     Section 7.4 Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     Section 7.5 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

     Section 7.6 Inspection of Property, Books and Records. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, Purchaser' Representative or an affiliate thereof, as representatives of Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

     Section 7.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     Section 7.8 Use of Proceeds. The proceeds from the issuance and sale of the Series A Preferred Shares by the Company shall be used in accordance with
Schedule 7.8 attached hereto. None of the proceeds from the issuance and sale of the Series A Preferred Shares by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

     Section 7.9 Compliance with Terms and Conditions of Material Contracts. The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

     Section 7.10 Reserved Shares and Listings.

     (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Series A Preferred Shares and exercise of the Commitment Warrant and the LKB Warrants (based on the conversion price of the Series A Preferred Shares in effect from time to time and the exercise price of the Commitment Warrant and the LKB Warrants, respectively) and the Company shall reserve for issuance the number of shares to be registered on the Registration Statement relating to the Conversion Shares issuable upon conversion of the Commitment Amount and the Renewed Commitment Amount (the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Series A Preferred Shares and exercise of the Commitment Warrant and the LKB Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or (y) in lieu thereof, consummating the immediate redemption of the Series A Preferred Shares and the Commitment Warrant and the LKB Warrants in accordance with each such security's terms.

     (b) The Company shall promptly file the Listing Applications and secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Series A Preferred Shares and exercise of the Commitment Warrant and the LKB Warrants (the "Warrant Shares"), respectively. The Company will maintain the listing and trading of its Common Stock on a National Market or the OTC Bulletin Board. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on any National Market or the OTC Bulletin Board.

     Section 7.11 Transfer Agent Instructions. Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by Purchaser to the Company upon proper conversion of the Series A Preferred Shares or exercise of the Commitment Warrant and the LKB Warrants. Upon conversion of any Series A Preferred Shares in accordance with their terms and/or exercise of any Commitment Warrant or LKB Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Series A Preferred Shares or exercise of the Commitment Warrant and the LKB Warrants shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

     Section 7.12 Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

     Section 7.13 Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

     Section 7.14 Purchaser Acknowledgment. Purchaser hereby acknowledges that it will be named as a statutory underwriter in the Registration Statement as required by the Commission.

                        ARTICLE VIII. NEGATIVE COVENANTS

     The Company hereby agrees that after the date hereof for so long as any Series A Preferred Shares remain outstanding (or such shorter period time as set forth below) and for the benefit of Purchaser:

     Section 8.1 Reserved.

     Section 8.2 Transactions with Affiliates. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.2 attached hereto (with a copy of such agreements annexed to such Schedule 8.2) and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

     Section 8.3 Merger or Consolidation. The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

     Section 8.4 Limitation on Asset Sales. Neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business; provided, however, Asset Sale shall not include the sale of a portion of the Company's ownership interest in License 1551 or License 953 relating to the development of certain oil and gas fields in

Kazakstan and the sale of any oil or gas resulting from the development of such property under License 1551 or License 953 owned by the Company.

     Section 8.5 Restrictions on Certain Amendments. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, except for the Company's 5% Secured Convertible Debentures due February 18, 2004, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.

     Section  8.6  Prohibition  on  Discounted  Equity  Offerings;  Registration
Rights.

          (a) Except with respect to equity securities that may be issuable upon the exercise or conversion of Derivative Securities (as defined below) outstanding as of the date hereof, until such time as all of the Series A Preferred Shares have been either redeemed or converted into Conversion Shares in full, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities")) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities at a conversion price based on any formula (other than standard anti- dilution provisions) based on the Market Price on a date later than the date of issuance which conversion price is not below the Market Price on the date of issuance
     (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

          (b) Except with respect to equity securities that may be issuable upon the exercise or conversion of Derivative Securities outstanding as of the date hereof, until such time as all of the Series A Preferred Shares have been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless such securities are junior in ranking to the Series A Preferred Stock and any shares of Common Stock issued or issuable in connection therewith are "restricted securities." As used herein "restricted securities" shall mean securities which may not be sold prior to twelve (12) months following the date of issuance of such securities.

          (c) The restrictions contained in this Section 8.6 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, or (ii) stock option or other compensatory plans.

     Section 8.7 Limitation on Stock Repurchases. Except as otherwise set forth in the Series A Preferred Shares, the Commitment Warrant and the LKB Warrants, the Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

     Section 8.8 Limitations on Financings Until Closing. Notwithstanding any provision of this Article 8 to the contrary, the Company and each Subsidiary shall not, until the Closing, consummate any equity or debt financing except for financings pursuant to existing credit facilities or conventional debt financings.

     Section 8.9 Short Sales. Purchaser shall not effect or cause any affiliate of Purchaser to effect a short sale of Common Stock of the Company so long as Purchaser owns any shares of Series A Preferred Stock.

                         ARTICLE IX. RESTRICTIVE LEGENDS

     Section 9.1 Restrictions on Transfer. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX and Section 8.9 of this Agreement.

     Section 9.2 Notice of Proposed Transfers. Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (a) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed

Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

               ARTICLE X. ADDITIONAL AGREEMENTS AMONG THE PARTIES

     Section 10.1 Reserved.

     Section 10.2 Reserved.

     Section 10.3 Reserved.

     Section 10.4 Registration Rights.

          (a) The Company shall grant Purchaser registration rights covering the Conversion Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

          (b) If the registration statement required to be filed in accordance with the Registration Rights Agreement relating to the Conversion Shares issuable upon conversion of the Commitment Amount or the Renewed Commitment Amount, as applicable (each a "Registration Statement") is not filed by the 30th day following the date hereof or the 30th day following the exercise of the Company's option to renew the Commitment Amount, respectively, the Company will pay to the Purchaser liquidated damages in the amount of one percent of the aggregate Purchase Price of the Series A Preferred Shares to be purchased by Purchaser on the Initial Takedown Closing Date. If the Registration Statement is not declared effective by the Commission by the 60th day following the date of filing the applicable Registration Statement with the Commission (each a "Filing Date") (the "Required Effectiveness Date"), the Company shall pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to two percent of the aggregate Purchase Price for the Series A Preferred Stock to be purchased by Purchaser on the Initial Takedown Closing Date, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission, which percentage will be increased to three percent in the event that the Registration Statement is not declared effective by the Commission within 90 days of the applicable Filing Date. In addition, commencing 120 days following the applicable Filing Date, the Conversion Price of the Series A Preferred Shares will decrease by 1% for each 30- day period in which the Registration Statement is not declared effective. Additionally, the Company will grant to Purchaser first priority piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

          (c) Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

          (d) If, following the declaration of effectiveness of a Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading), the Company fails to file required amendments to such registration statement in order to allow the Purchaser to exercise its rights to receive unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current registration statement to effect full conversion of the Series A Preferred Shares or exercise of the LKB Warrants (a "Registration Default"), the Company shall immediately take all necessary steps to cause such registration statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within five (5) business days shall result in the Company paying to Purchaser liquidated damages at the rate of $1,000 per day from the date of such Registration Default until the Registration Default is cured.

     Section 10.5 Restriction on Issuance of Securities. Except with respect to equity securities issuable upon the exercise of or upon conversion of Derivative Securities outstanding on the date hereof, for a period of 90 days following the date the Commitment expires, is fully drawn upon or is terminated in full, the Company will not sell, or offer to sell, any securities (including credit facilities which are convertible into securities which may be issued at a discount to the then current Market Price) other than borrowings under conventional credit facilities existing as of the date hereof, stock issued or credit facilities to be established in connection with acquisitions, employee and director stock options of the Company, existing rights and warrants of the Company and securities issued under the Series A Preferred Shares or LKB Warrants. In addition, the Company shall not issue any securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year statutory or contractual hold period or, if not subject to such a hold period, unless the Purchaser has fully converted all outstanding Series A Preferred Shares and all LKB Warrants have been exercised. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"): (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; (3) an underwritten offering of Common Stock, provided that all Conversion Shares issuable pursuant to this Agreement have been registered by the Company on the Registration Statement; and (4) other financing transactions specifically consented to in writing by the Purchaser.

                    ARTICLE XI. CONVERSION PRICE ADJUSTMENTS

     Section 11.1 Preferred Shares.  Except as set forth in Section 10.4(b), the
Conversion   Price  shall  be  adjusted  as  provided  in  the   Certificate  of
Designations attached hereto as Exhibit A.

     Section 11.2 Warrants. The exercise price of the Commitment Warrant and the LKB Warrants shall be adjusted under the same circumstances and in the same manner as the Series A Preferred Stock pursuant to the terms and conditions set forth in the Certificate of Designations attached as Exhibit A hereto.

                           ARTICLE XII. MISCELLANEOUS

     Section 12.1 Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

     Section 12.2 No Waivers; Amendments.

          (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders. In determining whether the holders of the requisite number of Series A Preferred Shares have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Series A Preferred Shares which are owned by the Company or, or by any Person Controlling, Controlled by, or under common Control with the Company, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of Purchaser and their affiliates otherwise than solely in their capacities as holders of Series A Preferred Shares shall be effective with respect to them without their prior written consent.

     Section 12.3 Indemnification.

          (a) The Company agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party") and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

          (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

          (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Purchaser on the other, but also the relative fault of the Company and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this
     Section 12.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by
     Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (d)  The  indemnification,   contribution  and  expense  reimbursement
     obligations set forth in this Section 12.3 (i) shall be in addition to any liability the Company may have to any


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


         Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Series A Preferred Shares and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

     Section 12.4 Expenses: Documentary Taxes. The Company agrees to pay to Purchaser a fee of $7,500.00 (the "Expense Reimbursement Fee") in full satisfaction of all obligations of the Company to Purchaser and its agents in connection with the negotiation and preparation of the Transaction Agreements, relevant due diligence, and fees and disbursements of legal counsel. The Company further agrees to pay to Purchaser all reasonable and actual out of pocket expenses for legal fees and due diligence investigations incurred by the Purchaser in the event the Company terminates this Agreement prior to the Initial Takedown Closing Date. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to Purchaser, excluding their assigns.

     Section 12.5 Payment. The Company agrees that, so long as Purchaser shall own any Series A Preferred Shares purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due hereunder by wire transfer by 4:00 P.M. (E.S.T.).

     Section 12.6 Successors and Assigns. This Agreement shall be binding upon the Company and upon Purchaser and its respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

     Section 12.7 Brokers. Except for a fee payable to LKB Financial, LLC in the form of (i) 5% of the aggregate proceeds received by the Company on the closing of each Takedown, (ii) warrants to purchase 75,000 shares of Company Common Stock on the closing of each Takedown, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or Purchaser in connection with the sale of the Securities.

     Section 12.8 New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF NEW YORK AND OF ANY FEDERAL DISTRICT COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY


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


OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

     Section 12.9 Entire Agreement. This Agreement, the Exhibits or Schedules hereto, which include, but are not limited to the Certificate of Designations and the Registration Rights Agreement, set forth the entire agreement and understanding  of  the  parties  relating  to  the  subject  matter  hereof  and supercedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

     Section 12.10 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 12.11 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 12.12 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

     Section 12.13 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

     Section 12.14 Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Series A Preferred Shares or by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                        AMERICAN INTERNATIONAL
                                        PETROLEUM CORPORATION


                                        By:     __________________________
                                        Name:   Denis J. Fitzpatrick
                                        Title:  Chief Financial Officer


                                        Address:_________________________

                                                _________________________

                                                 Fax: ____________________

                                                 Tel.:____________________


                                        GCA STRATEGIC INVESTMENT FUND LIMITED


                                        By:     __________________________
                                        Name:   Lewis N. Lester
                                        Title:  President

                                        Address:  c/o Prime Management Limited


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


                                                  Mechanics Building
                                                  12 Church Street
                                                  Hamilton HM II, Bermuda

                                                  Fax:     441-295-3926
                                                  Tel.:    441-295-0329

                                                  Securities Purchase Agreement


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